Exhibit 10.6

SKECHERS U.S.A., INC.
2017 INCENTIVE AWARD PLAN
RESTRICTED STOCK AWARD GRANT NOTICE

Skechers U.S.A., Inc., a Delaware corporation, (the “Company”), pursuant to its 2017 Incentive Award Plan, as amended from time to time (the “Plan”), hereby grants to the holder listed below (the “Participant”) the number of shares of the Company’s Common Stock set forth below (the “Shares”) subject to all of the terms and conditions as set forth herein and in the Restricted Stock Award Agreement attached hereto as Exhibit A (the “Agreement”) (including without limitation the Restrictions on the Shares set forth in the Agreement) and the Plan, each of which is incorporated herein by reference.  Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Restricted Stock Award Grant Notice (the “Grant Notice”) and the Agreement.

Participant:	[_________________________________________]
Grant Date:	[_________________________________________]
Target Number of Shares of Restricted Stock:	[______________________] Shares
Maximum Number of Shares of Restricted Stock:	200% of Target Number of Shares of Restricted Stock
Vesting Schedule:	The Shares shall vest as provided in Exhibit B attached hereto.
Termination:

Except as otherwise provided in Exhibit B attached hereto, if the Participant experiences a Termination of Service, any Shares that have not become vested on or prior to the date of such Termination of Service will thereupon be automatically forfeited by the Participant, and the Participant’s rights in such Shares shall thereupon lapse and expire.

By his or her signature and the Company’s signature below, the Participant agrees to be bound by the terms and conditions of the Plan, the Agreement and this Grant Notice.  The Participant has reviewed the Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Agreement and the Plan.  The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Agreement.  In addition, by signing below, the Participant also agrees that the Company, in its sole discretion, may satisfy any withholding obligations in accordance with Section 2.2(c) of the Agreement by (i) withholding shares of Common Stock otherwise issuable to the Participant upon vesting of the Shares, (ii) instructing a broker on the Participant’s behalf to sell Shares upon vesting and submit the proceeds of such sale to the Company, or (iii) using any other method permitted by Section 2.2(c) of the Agreement or the Plan.

SKECHERS U.S.A., INC.:Holder:	PARTICIPANT:
By:	By:
Print Name:	Print Name:
Title:
Address:	Address:

1

EXHIBIT A

TO RESTRICTED STOCK AWARD GRANT NOTICE

RESTRICTED STOCK AWARD AGREEMENT

Pursuant to the Restricted Stock Award Grant Notice (the “Grant Notice”) to which this Restricted Stock Award Agreement (this “Agreement”) is attached, Skechers U.S.A., Inc., a Delaware corporation, (the “Company”) has granted to the Participant the number of shares of Restricted Stock (the “Shares”) under the Company’s 2017 Incentive Award Plan, as amended from time to time (the “Plan”), as set forth in the Grant Notice.  Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and Grant Notice.

ARTICLE I.
general

1.1Incorporation of Terms of Plan.  The Award (as defined below) is subject to the terms and conditions of the Plan, which are incorporated herein by reference.  In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

ARTICLE II.
award of restricted stock

2.1Award of Restricted Stock.

(a)Award.  Pursuant to the Grant Notice and upon the terms and conditions set forth in the Plan and this Agreement, effective as of the Grant Date set forth in the Grant Notice, the Company has granted to the Participant an award of Restricted Stock (the “Award”) under the Plan in consideration of the Participant’s past and/or continued employment with or service to the Company or any Subsidiary, and for other good and valuable consideration.  The number of Shares subject to the Award is set forth in the Grant Notice.  The Participant is an Employee, Director or Consultant of the Company or one of its Subsidiaries.

(b)Escrow.  The Participant, by acceptance of the Award, shall be deemed to appoint, and does so appoint, the Secretary of the Company or such other escrow holder as the Administrator may appoint to hold the Shares in escrow as the Participant’s attorney(s)-in-fact to effect any transfer of unvested forfeited Shares (or Shares otherwise reacquired by the Company hereunder) to the Company as may be required pursuant to the Plan or this Agreement and to execute such documents as the Company or such representatives deem necessary or advisable in connection with any such transfer.

(c)Removal of Notations. As soon as administratively practicable after the vesting of any Shares subject to the Award pursuant to Section 2.2(b) hereof, the Company shall remove the notations on any Shares subject to the Award which have vested (or such lesser number of Shares as may be permitted pursuant to Section 11.2 of the Plan). The Participant (or the beneficiary or personal representative of the Participant in the event of the Participant’s death or incapacity, as the case may be) shall deliver to the Company any representations or other documents or assurances required by the Company.

2.2Restrictions.

(a)Forfeiture.  Notwithstanding any contrary provision of this Agreement, except as provided in Exhibit B attached hereto, upon the Participant’s Termination of Service for any or no reason, any Shares subject to Restrictions (as defined below) shall thereupon be forfeited immediately and without any further action by the Company, and the Participant’s rights in such Shares shall thereupon lapse and expire.

(b)Vesting and Lapse of Restrictions; Acceleration.  As of the Grant Date, one hundred percent (100%) of the Shares shall be subject to a risk of forfeiture and the transfer restrictions set forth in Section 3.3 hereof (collectively, such risk of forfeiture and such transfer restrictions, the “Restrictions,” and such Shares the “Restricted Stock”).  The Award shall vest and Restrictions shall lapse in accordance with the vesting schedule set forth in the Grant Notice.

(c)Tax Withholding.  As set forth in Section 11.2 of the Plan, the Company shall have the authority and the right to deduct or withhold, or to require the Participant to remit to the Company, an amount sufficient to satisfy all applicable federal, state and local taxes required by law to be withheld with respect to any taxable event arising in connection with the Award.  The Company shall not be obligated to transfer Shares held in escrow to the Participant or the Participant’s legal representative until the Participant or the Participant’s legal representative shall have paid or otherwise satisfied in full the amount of all federal, state and local taxes applicable to the taxable income of the Participant resulting from the grant or vesting of the Award or the issuance of Shares.

(d)Stop Transfer Restrictions.  To ensure compliance with the Restrictions, the provisions of the Organizational Documents of the Company, and/or Applicable Law and for other proper purposes, the Company may issue appropriate “stop transfer” and other instructions to its transfer agent with respect to the Restricted Stock.  The Company shall notify the transfer agent as and when the Restrictions lapse.

2.3Consideration to the Company.  In consideration of the grant of the Award pursuant hereto, the Participant agrees to render faithful and efficient services to the Company or any Subsidiary.

ARTICLE III.
other provisions

3.1Section 83(b) Election.  If the Participant makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, the Participant hereby agrees to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

3.2Administration. The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules.  All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon the Participant, the Company and all other interested persons.  No member of the Administrator or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the Award.

3.3Restricted Stock Not Transferable.  Until the Restrictions hereunder lapse or expire pursuant to this Agreement and the Shares vest, the Restricted Stock (including any Shares or other securities or property received by the Participant with respect to Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall be subject to the restrictions on transferability set forth in Section 11.3 of the Plan.

3.4Rights as Stockholder.  Except as otherwise provided herein or set forth in the Plan, upon the Grant Date, the Participant shall have all the rights of a stockholder of the Company with respect to the Shares, subject to the Restrictions, including, without limitation, voting rights and rights to receive any cash or stock dividends, in respect of the Shares subject to the Award and deliverable hereunder; provided, however, that any and all cash dividends paid on such Shares and any and all Shares, capital stock or other securities received by or distributed to the Participant with respect to the Shares as a result of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company (“Distributions”) shall also be subject to the forfeiture restriction (as defined in Section 2.2 above) and the restrictions on transfer in Section 3.3 above until such restrictions on the underlying Shares lapse or are removed pursuant to this Agreement (at which point such portion of the Distributions held by the Company that was paid on those Shares as to which the forfeiture restriction and transfer restrictions lapse or are removed shall also be released to the Participant (provided that in no event shall more than 100% of the Distributions be paid to the Participant)) and any other Distributions shall be forfeited at such time as the corresponding Shares are forfeited by Holder pursuant to this Agreement.

3.5Tax Consultation.  The Participant understands that the Participant may suffer adverse tax consequences in connection with the Restricted Stock granted pursuant to this Agreement (and the Shares issuable with respect thereto).  The Participant represents that the Participant has consulted with any tax consultants the Participant deems advisable in connection with the Restricted Stock and that the Participant is not relying on the Company for any tax advice.

3.6Adjustments Upon Specified Events.  The Administrator may accelerate the vesting of the Restricted Stock in such circumstances as it, in its sole discretion, may determine.  The Participant acknowledges that the Restricted Stock is subject to adjustment, modification and termination in certain events as provided in this Agreement and Section 13.2 of the Plan.

3.7Notices.  Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to the Participant shall be addressed to the Participant at the Participant’s last address reflected on the Company’s records.  By a notice given pursuant to this Section 3.7, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

3.8Participant’s Representations.  If the Shares issuable hereunder have not been registered under the Securities Act or any applicable state laws on an effective registration statement at the time of such issuance, the Participant shall, if required by the Company, concurrently with such issuance, make such written representations as are deemed necessary or appropriate by the Company and/or its counsel.

3.9Titles.  Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

3.10Governing Law.  The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

3.11Conformity to Securities Laws.  The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, and any and all Applicable Law.  Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Award is granted, only in such a manner as to conform to such Applicable Law.  To the extent permitted by Applicable Law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such Applicable Law.

3.12Amendment, Suspension and Termination.  To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board; provided, however, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Award in any material way without the prior written consent of the Participant.

3.13Successors and Assigns.  The Company or any Subsidiary may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company and its Subsidiaries.  Subject to the restrictions on transfer set forth in Section 3.3 hereof, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.

3.14Limitations Applicable to Section 16 Persons.  Notwithstanding any other provision of the Plan or this Agreement, if the Participant is subject to Section 16 of the Exchange Act, then the Plan, the Award and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule.  To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

3.15Clawback/Repayment. As provided in Section 11.5 of the Plan, the Restricted Stock (including any proceeds, gains or other economic benefit actually or constructively received by Participant in respect thereof or upon the receipt or resale of the Shares) shall, to the extent set forth in such claw-back policy, be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of Applicable Law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, whether or not such claw-back policy was in place at the time of grant of an Award.

3.16Not a Contract of Service Relationship.  Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue to serve as an Employee or other service provider of the Company or any of its Subsidiaries or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of the Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and the Participant.

3.17Entire Agreement.  The Plan, the Grant Notice and this Agreement (including all Exhibits thereto, if any) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and its Subsidiaries and the Participant with respect to the subject matter hereof, and supersede in their entirety all oral, implied or written promises, statements, understandings, undertakings and agreements between the Company and Participant with respect to the subject matter hereof, including without limitation, the provisions of any Employment Agreement (as defined in Exhibit B).

3.18Limitation on the Participant’s Rights.  Participation in the Plan confers no rights or interests other than as herein provided.  This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust.  Neither the Plan nor any underlying program, in and of itself, has any assets.  The Participant shall have only the rights of a general unsecured creditor of the Company and its Subsidiaries with respect to amounts credited and benefits payable, if any, with respect to the Shares issuable hereunder.

EXHIBIT B

TO RESTRICTED STOCK AWARD GRANT NOTICE

VESTING SCHEDULE

Capitalized terms used in this Exhibit B and not defined in Section 3 below shall have the meanings given them in the Agreement to which this Exhibit B is attached.

1.     Performance Vesting.

(a)     Vesting Based on Relative TSR Ranking.

(i)     In the event the TSR Measurement Date is December 31, 2023, such number of Shares shall vest on the Final Certification Date as is determined as set forth in this Section 1(a). Subject to Section 1(c) below, Participant must remain continuously employed with or providing services to the Company or its Subsidiaries from the Grant Date until the Final Certification Date, in order to be eligible to vest in the Shares pursuant to this Section 1(a).

(ii)     Such number of Shares shall vest on the Final Certification Date based on the Company’s Relative TSR Ranking for the TSR Performance Period as is determined by multiplying (i) fifty percent (50%) by (ii) the Target Number of Shares of Restricted Stock set forth in the Grant Notice, by (iii) the TSR Performance Multiplier (as determined below) as of the TSR Measurement Date (rounded to the nearest whole Share).  The “Relative TSR Performance Multiplier” means, for the TSR Performance Period, the performance multiplier determined pursuant to the chart below based on the Company’s Relative TSR Ranking relative to the Peer Companies.  If the Company achieves a Relative TSR Ranking that falls between the levels specified below, the Relative TSR Performance Multiplier will be determined by linear interpolation between the applicable levels.

Relative TSR Ranking Relative to the S&P Retail Select Index for the TSR Performance Period	Relative TSR Performance Multiplier
At the 100th Percentile	200%
Between the 50th Percentile and 100th Percentile	Determined by linear interpolation
At the 50th Percentile	100%
Between the 50th Percentile and 25th Percentile	Determined by linear interpolation
At the 25th Percentile	50%
Below the 25th Percentile	0%

(b)     Vesting Based on EPS Annual Growth Rate.

(i)     On the Final Certification Date, such number of Shares shall vest as is determined as set forth in this Section 1(b). Subject to Section 1(c) below, Participant must remain continuously employed with or providing services to the Company or its Subsidiaries from the Grant Date until the Final Certification Date, in order to be eligible to vest in the Shares eligible to vest on the Final Certification Date pursuant to this Section 1(b).

(ii)     With respect to the First EPS Performance Period, such number of Shares shall be eligible to vest on the Final Certification Date based on the Company’s EPS Annual Growth Rate for the First EPS Performance Period as is determined by multiplying (A) fifty percent (50%), by (B) one-third (1/3), by (C) the Target Number of Shares of Restricted Stock set forth in the Grant Notice, by (D) the EPS Performance Growth Multiplier determined as of the First EPS Measurement Date for the First EPS Performance Period (rounded to the nearest whole Share) (the resulting number of Shares, the “First EPS Performance Period Eligible Shares”).  The First EPS Performance Period Eligible Shares shall be determined by the Administrator on the First EPS Certification Date.

(iii)     With respect to the Second EPS Performance Period, such number of Shares shall be eligible to vest on the Final Certification Date based on the Company’s EPS Annual Growth Rate for the Second EPS Performance Period as is determined by multiplying (A) fifty percent (50%), by (B) one-third (1/3), by (C) the Target Number of Shares of Restricted Stock set forth in the Grant Notice, by (D) the EPS Performance Growth Multiplier determined as of the Second EPS Measurement Date for the Second EPS Performance Period (rounded to the nearest whole Share) (the resulting number of Shares, the “Second EPS Performance Period Eligible Shares”).  The Second EPS Performance Period Eligible Shares shall be determined by the Administrator on the Second EPS Certification Date.

(iv)     With respect to the Third EPS Performance Period, such number of Shares shall vest on the Final Certification Date based on the Company’s EPS Annual Growth Rate for the Third EPS Performance Period as is determined by multiplying (A) fifty percent (50%), by (B) one-third (1/3), by (C) the Target Number of Shares of Restricted Stock set forth in the Grant Notice, by (D) the EPS Performance Growth Multiplier determined as of the Third EPS Measurement Date for the Third EPS Performance Period (rounded to the nearest whole Share). The Third EPS Performance Period Eligible Shares shall be determined by the Administrator on the Final Certification Date.

(v)     The “EPS Growth Performance Multiplier” means, for the applicable EPS Performance Period, the performance multiplier determined pursuant to the chart below based on the Company’s EPS Annual Growth Rate for such EPS Performance Period.  If the Company achieves an EPS Annual Growth Rate that falls between the levels set forth below, the EPS Growth Performance Multiplier will be determined by linear interpolation between the applicable levels.

EPS Annual Growth Rate for the Applicable EPS Performance Period	EPS Growth Performance Multiplier
Equal to or Greater than 15.0%	200%
Between the 10.0% and 15.0%	Determined by linear interpolation
10.0%	100%
Between 7.5% and 10.0%	Determined by linear interpolation
Equal to 7.5%	50%
Less than 7.5%	0%

(c)     Accelerated Vesting.

(i)     Qualifying Termination Prior to a Change in Control and Prior to December 31, 2023.  Notwithstanding the foregoing or anything to the contrary contained in the Participant’s Employment Agreement, in the event of Participant’s Termination of Service as a result of (A) Participant’s involuntary termination without Cause, (B) Participant’s voluntary resignation for Good Reason, (C) Participant’s death, or (D) Participant’s permanent disability (the events in clauses (A) through (D), each a “Qualifying Termination”), in each case prior to a Change in Control and prior to December 31, 2023, such number of Shares shall vest on the date of termination, as is equal to:

(A)     with respect to the portion of the Shares eligible to vest based on performance during the TSR Performance Period, (1) fifty percent (50%), multiplied by (2) the Target Number of Shares of Restricted Stock set forth in the Grant Notice, multiplied by (3) (I) the number of days that have elapsed between January 1, 2021 and the date of termination, divided by (II) one thousand ninety-five (1,095) (rounded to the nearest whole Share); plus

(B)     (1)     with respect to any EPS Performance Period that ended prior to the date of termination, but as to which the EPS Certification Date has not yet occurred, (I) fifty percent (50%), multiplied by (II) one-third (1/3), multiplied by (III) the Target Number of Shares of Restricted Stock set forth in the Grant Notice, multiplied by (IV) the EPS Growth Performance Multiplier as of the applicable EPS Measurement Date (rounded to the nearest whole Share) determined pursuant to the provisions of Section 1(b) above, as determined by the Administrator; plus

           (2)     with respect to any EPS Performance Period that has commenced but not ended as of the date of termination, (I) fifty percent (50%), multiplied by (II) one-third (1/3), multiplied by (III) the Target Number of Shares of Restricted Stock set forth in the Grant Notice, multiplied by (IV) the number of days that have elapsed between the first day of such EPS Performance Period and the date of termination, divided by three hundred sixty-five (365) (rounded to the nearest whole Share).  For the avoidance of doubt, if an EPS Performance Period has not commenced as of the date of termination, no vesting credit for such EPS Performance Period shall be provided.

(ii)     Change in Control Prior to December 31, 2023.

(A)     Subject to Sections 1(c)(ii)(B) and 1(c)(ii)(C) below, upon a Change in Control occurring prior to December 31, 2023, a number of Shares of Restricted Stock shall remain eligible to vest as is determined under this Section 1(c)(ii)(A) (the “CIC Vesting Eligible Shares”), which CIC Vesting Eligible Shares shall vest on December 31, 2023, subject to Participant not experiencing a Termination of Service prior to such vesting date:

           (1)     with respect to the portion of the Shares eligible to vest based on performance during the TSR Performance Period, (I) fifty percent (50%), multiplied by (II) the Target Number of Shares of Restricted Stock set forth in the Grant Notice, multiplied by (III) the Relative TSR Performance Multiplier as of the date of the Change in Control (rounded to the nearest whole Share) determined pursuant to the provisions of Section 1(a) above, as determined by the Administrator; plus

           (2)     (I)     with respect to any EPS Performance Period that ended prior to the date of the Change in Control, but as to which the EPS Certification Date has not yet occurred, (w) fifty percent (50%), multiplied by (x) one-third (1/3), multiplied by (y) the Target Number of Shares of Restricted Stock set forth in the Grant Notice, multiplied by (z) the EPS Growth Performance Multiplier as of the applicable EPS Measurement Date (rounded to the nearest whole Share) determined pursuant to the provisions of Section 1(b) above, as determined by the Administrator; plus

   (II)     with respect to any EPS Performance Period that has not yet ended as of the date of the Change in Control, (x) fifty percent (50%), multiplied by (y) one-third (1/3), multiplied by (z) the Target Number of Shares of Restricted Stock set forth in the Grant Notice (rounded to the nearest whole Share).

(B)     Notwithstanding Section 1(c)(ii)(A) above, and provided Section 1(c)(ii)(C) does not apply in connection with such Change in Control, in the event of Participant’s Qualifying Termination following a Change in Control, all of the CIC Vesting Eligible Shares shall vest upon such termination.

(C)     Notwithstanding Section 1(c)(ii)(A) above in accordance with Section 13.2(d) of the Plan, if a Change in Control occurs prior to December 31, 2023 and this Award is not continued, converted, assumed, or replaced by the surviving or successor entity in such Change in Control, then, immediately prior to the Change in Control, Participant shall vest in the CIC Vesting Eligible Shares (as calculated pursuant to Section 1(c)(ii)(A) above) immediately prior to such Change in Control, to the extent not continued, converted, assumed, or replaced.

(iii)     Qualifying Termination or Change in Control on or Following December 31, 2023.  Upon a Qualifying Termination or a Change in Control occurring on or after December 31, 2023, but prior to the Final Certification Date, such number of Shares shall vest on the date of the Change in Control or termination, as applicable, as is equal to:

(A)     with respect to the TSR Performance Period, (I) fifty percent (50%), multiplied by (II) the Target Number of Shares of Restricted Stock set forth in the Grant Notice, multiplied by (III) the Relative TSR Performance Multiplier as of the TSR Measurement Date (rounded to the nearest whole Share) determined pursuant to the provisions of Section 1(a) above, as determined by the Administrator; plus

(B)     (1)     the First EPS Performance Period Eligible Shares and the Second EPS Performance Period Eligible Shares, if any; plus

          (2)     with respect to the Third EPS Performance Period, (I) fifty percent (50%), multiplied by (II) one-third (1/3), multiplied by (III) the Target Number of Shares of Restricted Stock set forth in the Grant Notice, multiplied by (IV) the EPS Growth Performance Multiplier as of the Third EPS Measurement Date (rounded to the nearest whole Share) determined pursuant to the provisions of Section 1(b) above, as determined by the Administrator.

(d)     Maximum Shares.  In no event will more than the Maximum Number of Shares of Restricted Stock set forth in the Grant Notice vest pursuant to this Exhibit B.

2.     Forfeiture.  Subject to Section 1(c) above, Participant must not have experienced a Termination of Service prior to the applicable Certification Date in order to be eligible for vesting in the Shares eligible to vest on such Certification Date.  Any portion of the Restricted Stock subject to this Award that does not vest pursuant to this Exhibit B (or after any date during the Performance Periods is no longer eligible to possibly vest under the terms of the Agreement and this Exhibit B due to performance during such Performance Period being below “maximum” levels) shall automatically and without further action be cancelled and forfeited by Participant, and Participant shall have no further right or interest in or with respect to such Shares.

3.     Definitions.  For purposes of this Exhibit A, the following terms shall have the meanings given below:

(a)“Beginning Market Value” means, for the TSR Performance Period, the average Market Value during the first thirty (30) calendar days of the TSR Performance Period (which averaging period shall include the first calendar day of the TSR Performance Period).

(b)“Cause” shall have the meaning given to such term in Participant’s Employment Agreement, or if no such agreement or definition exists, Cause will mean (i) Participant willfully breaches or habitually neglects the duties that Participant is required to perform under any employment agreement with the Company; (ii) Participant commits an intentional act of moral turpitude that has a material detrimental effect on the reputation or business of the Company; (iii) Participant is convicted of, or pleads nolo contendere to, a felony or commits any material act of dishonesty, fraud or intentional misrepresentation; (iv) Participant engages in an unauthorized disclosure or use of inside information, trade secrets or other confidential information; or (v) Participant willfully breaches a fiduciary duty, or violates any law, rule or regulation, which breach or violation results in a material adverse effect on the Company. If the Company decides to terminate Participant’s employment for Cause, the Company will provide Participant with notice specifying the grounds for termination, accompanied by a brief written statement of the relevant facts supporting such grounds.

(c)“Certification Date” means each of the First EPS Certification Date, the Second EPS Certification Date and the Final Certification Date.

(d)“Employment Agreement” means a written executive employment agreement entered into by and between Participant and the Company, as the same may be amended, amended and restated or supplemented from time to time

(e)“Ending Market Value” means, for the TSR Performance Period, the average Market Value during the last ninety (90) calendar days during the TSR Performance Period (which averaging period shall include the last calendar day of the TSR Performance Period).

(f)“EPS” means the Company’s earnings per Share as reported in its financial statements. The Administrator shall make reasonable adjustments to EPS to take into account unexpected events such as a change in tax or accounting policy, non-cash asset impairments, and other unusual or extraordinary items as reported in the Company’s regular earnings release. In addition, the Administrator shall adjust EPS to take into account any strategic transaction occurring following the Grant Date, including, without limitation, any acquisition or divestiture, in order to ensure that EPS accurately reflects such transaction and to avoid any dilution of intended benefits to Participant hereunder as a result of the impact of such transactions on EPS.

(g)“EPS Annual Growth Rate” means the Company’s EPS for a fiscal year during the applicable EPS Performance Period divided by the EPS for the immediately preceding fiscal year less one (expressed as a percentage). If there are changes affecting the measurement of EPS under clause (f) above during one of the years used in the calculation, the EPS Annual Growth Rate shall be determined using a consistent measurement of EPS for the two years used in this calculation.

(h)“EPS Measurement Date” means each of the First EPS Measurement Date, the Second EPS Measurement Date and the Third EPS Measurement Date.

(i)“EPS Performance Period” means each of the First EPS Performance Period, the Second EPS Performance Period and the Third EPS Performance Period.

(j)“Final Certification Date” means the date on which the Administrator certifies the Company’s EPS Annual Growth Rate for the Third EPS Performance Period and the TSR Performance Multiplier for the TSR Performance Period, which certification shall occur no later than March 1, 2024; provided, however, that in the event a Change in Control or Participant’s termination under the circumstances described in Section 1(c) above occurs on or after January 1, 2024 but prior to March 1, 2024, the “Final Certification Date” shall occur no later than the date of such Change in Control or termination, as applicable.

(k) “First EPS Certification Date” means the date on which the Administrator certifies the Company’s EPS Annual Growth Rate for the First EPS Performance Period, which certification shall occur no later than March 1, 2022; provided, however, that in the event a Change in Control or Participant’s termination under the circumstances described in Section 1(c) above occurs on or after January 1, 2022 but prior to March 1, 2022, the “First EPS Certification Date” shall occur no later than the date of such Change in Control or termination, as applicable.

(l) “First EPS Measurement Date” means December 31, 2021.

(m)“First EPS Performance Period” means the period beginning on January 1, 2021 and ending on December 31, 2021.

(n)“Good Reason” shall have the meaning given to such term in Participant’s Employment Agreement, or if no such agreement or definition exists, Good Reason will mean means the occurrence of any of the following without Cause, unless the Company has Participant’s prior written consent:

(i)

Good Reason During the Twelve (12)-Month Period Following a Change in Control: (i) Participant is removed from his position and is not placed in a reasonably comparable or higher position; (ii) an unreasonable reduction in the Participant’s duties as in effect immediately prior the Change in Control, provided, however, that the term Good Reason does not include a situation where duties are removed from Participant’s responsibilities and are replaced with duties that have greater responsibility and/or authority than the duties that are removed; (iii) Participant’s annual salary or annual target cash incentive opportunity is materially reduced; or (iv) Participant is required to relocate outside of Los Angeles County to continue employment.

(ii)

Good Reason Events Prior to a Change in Control or More than Twelve (12)-Months Following a Change in Control: (i) Participant’s annual salary is materially reduced other than as part of across-the-board salary reductions affecting similarly situated employees; or (ii) Participant is required to relocate outside of Los Angeles County to continue employment.

Voluntary termination will not be considered to be for Good Reason unless (i) Participant gives written notice of such termination to the Company within ninety (90) days of learning from an authoritative source that the Company has acted so as to provide Good Reason for Participant to terminate his or her employment, with such notice specifying in reasonable detail the actions that constitute Good Reason, (ii) Participant gives the Company thirty (30) days to cure such Good Reason event, and (iii) if the Company fails to reasonably cure, Participant terminates his or her employment within thirty (30) days after expiration of the Company’s cure period.

(o)“Market Value” means the closing price per Share (or per share of common stock of a Peer Company, as applicable) for the date of determination as reported by the NYSE, Nasdaq, or such other authoritative source as the Administrator may determine.

(p)“Measurement Date” means each of First EPS Measurement Date, the Second EPS Measurement Date, the Third EPS Measurement Date and the TSR Measurement Date.

(q)“Peer Companies” means the companies comprising the S&P Retail Select Index on the first day of the TSR Performance Period as set forth on Annex 1 hereto. Thereafter, a Peer Company that (i) files for bankruptcy, liquidates or delists (other than due to an acquisition) at any time during the TSR Performance Period will remain a Peer Company for calculation purposes with a deemed TSR of negative 100% in the final percentile rankings (and if multiple companies file for bankruptcy or liquidate due to an insolvency or are delisted, such members shall be ranked in order of when such bankruptcy or liquidation occurs, with earlier bankruptcies/liquidations/delistings ranking lower than later bankruptcies/liquidations/ delistings), or (ii) is acquired (including by merger) during the TSR Performance Period will be removed from the list of Peer Companies.

(r)“Performance Periods” means each of the EPS Performance Periods and the TSR Performance Period.

(s)“Relative TSR Ranking” means the Company’s TSR relative to the TSRs of the Peer Companies for the TSR Performance Period.  The Company’s Relative TSR Ranking will be determined by ranking the Company and the Peer Companies from highest to lowest according to their respective TSRs for the TSR Performance Period.  After this ranking, the percentile performance of the Company relative to the Peer Companies in the S&P Retail Select Index will be determined.

(t)“Second EPS Certification Date” means the date on which the Administrator certifies the Company’s EPS Annual Growth Rate for the Second EPS Performance Period, which certification shall occur no later than March 1, 2023; provided, however, that in the event a Change in Control or Participant’s termination under the circumstances described in Section 1(c) above occurs on or after January 1, 2023 but prior to March 1, 2023, the “Second EPS Certification Date” shall occur no later than the date of such Change in Control or termination, as applicable.

(u)“Second EPS Measurement Date” means December 31, 2022.

(v)“Second EPS Performance Period” means the period beginning on January 1, 2022 and ending on December 31, 2022.

(w)“Third EPS Measurement Date” means December 31, 2023.

(x)“Third EPS Performance Period” means the period beginning on January 1, 2023 and ending on December 31, 2023.

(y)“TSR” means, with respect to the TSR Performance Period, the total value delivered to stockholders of the Company (or of a Peer Company, as applicable), as measured by the change in the price of the Shares (or common stock of a Peer Company, as applicable) over such TSR Performance Period (positive or negative) from the Beginning Market Value for such TSR Performance Period to the Ending Market Value for such TSR Performance Period, plus dividends paid over the TSR Performance Period assuming dividends are reinvested based on the price of the Shares of the Company (or common stock of a Peer Company, as applicable) on the ex-dividend date occurs. In the event of changes to the outstanding Shares or capital structure of the Company or a Peer Company, the TSR performance shall be equitably adjusted by the Administrator as appropriate to reflect such change(s).

(z)“TSR Measurement Date” means December 31, 2023.

(aa)“TSR Performance Period” means the period beginning on January 1, 2021 and ending on the TSR Measurement Date.

ANNEX 1 TO EXHIBIT B

PEER COMPANIES

Companies in the S&P Retail Select Industry Index as of December 30, 2020
1-800-FLOWERS.COM	CarMax	Groupon	Party City Holdco	The Children’s Place
Abercrombie & Fitch	CarParts.com	Grubhub	Penske Automotive Group	The Gap
Advance Auto Parts	Carvana	Guess?	PetMed Express	The Kroger Co.
Albertsons Cos.	Casey's General Stores	Hibbett Sports	PriceSmart	The Michaels Companies
Amazon.com	Chewy	Ingles Markets	Quotient Technology	The ODP Corporation
America's Car-Mart	Costco Wholesale	Kohl's	Qurate Retail	The RealReal
American Eagle Outfitters	Designer Brands	L Brands	Rent-A-Center	The TJX Companies
Asbury Automotive Group	DICK'S Sporting Goods	Lands’ End	Rite Aid	Tiffany
AutoNation	Dollar General Corporation	Lithia Motors	Ross Stores	Tractor Supply
AutoZone	Dollar Tree	Macy's	Sally Beauty	TravelCenters of America
Best Buy	eBay	Magnite	Shutterstock	Ulta Beauty
Big Lots	Etsy	MarineMax	Signet Jewelers	Urban Outfitters
BJ's Wholesale Club	Expedia Group	Monro	Sonic Automotive	Vroom
Blink Charging	Five Below	Murphy USA	Sportsman's Warehouse	Walgreens Boots Alliance
Booking Holdings	Foot Locker	National Vision Holdings	Sprouts Farmers Market	Walmart
Boot Barn Holdings	GameStop	Nordstrom	Stamps.com	Wayfair
Burlington Stores	Genesco	O'Reilly Automotive	Stitch Fix	Weis Markets
Caleres	Grocery Outlet	Ollie's Bargain Outlet	Target	Winmark
Camping World Holdings	Group 1 Automotive	Overstock.com	The Buckle	Zumiez

Note: A Peer Company that (i) files for bankruptcy, liquidates or delists (other than due to an acquisition) at any time during the TSR Performance Period will remain for calculation purposes as a Peer Company with a deemed TSR of negative 100% in the final percentile rankings (and if multiple companies file for bankruptcy or liquidate due to an insolvency or are delisted, such members shall be ranked in order of when such bankruptcy or liquidation occurs, with earlier bankruptcies/ liquidations/delistings ranking lower than later bankruptcies/liquidations/ delistings), or (ii) is acquired (including by merger) during the TSR Performance Period will be removed from list of Peer Companies.

ANNEX 1-1